UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, Pacific Gas and Electric Company (the “Utility”) announced that its board of directors appointed Marlene Santos, 60, as Executive Vice President and Chief Customer Officer of the Utility, effective March 15, 2021.  Ms. Santos will serve as a principal executive officer of the Utility, together with Adam L. Wright, Executive Vice President, Operations and Chief Operating Officer.

Ms. Santos is currently the President of Gulf Power Company, a subsidiary of NextEra Energy, Inc.  Gulf Power Company provides electric power services for approximately 450,000 customers in eight counties throughout northwest Florida.  Ms. Santos has been in that position since January 2019.  Prior to that, Ms. Santos served as the Chief Integration Officer of NextEra Energy, Inc. from March 2015 to December 2018, overseeing NextEra Energy, Inc.’s acquisition of Gulf Power Company, among others.  Ms. Santos also held various positions at Florida Power & Light Company and its affiliates from December 1981 to December 2018, including Vice President, Customer Service.  Ms. Santos will cease her role with Gulf Power Company prior to the effectiveness of her appointment at the Utility.

In connection with Ms. Santos’s appointment, Ms. Santos will receive an annual base salary of $825,000.  Ms. Santos will be eligible to participate in the Utility’s annual Short-Term Incentive Plan, as in effect from time to time, with an initial target participation rate of 90% of her base salary.  Ms. Santos will be eligible to participate in the Utility’s Long-Term Incentive Plan (“LTIP”) with an initial target value of $2.6 million for 2021.  Ms. Santos will receive a sign-on bonus of $900,000 in cash, which is subject to clawback if she voluntarily resigns within two years, and a one-time “make whole” award of restricted stock units (“RSUs”) under the LTIP with a grant date value of $3.8 million.  These RSUs will vest 50% on each of the first and second anniversaries of the grant date, which date will be determined consistent with the Utility’s Equity Grant Date Policy.  This RSU award is designed to replace certain long-term stock awards of Ms. Santos’s previous employer which she forfeited, and to the extent she receives those awards from NextEra Energy, Inc., the RSU award will be reduced by a corresponding amount.  All RSUs are subject to clawback under the Utility’s recoupment policy.  Ms. Santos will also be eligible to receive executive benefits, as described in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K/A filed on March 31, 2020.

There are no arrangements or understandings between Ms. Santos and any other persons pursuant to which she was selected as Executive Vice President and Chief Customer Officer of the Utility.  Further, there are no family relationships between Ms. Santos and any director or executive officer of PG&E Corporation or the Utility.  In addition, Ms. Santos has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

A copy of the related news release dated February 23, 2021 is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News release dated February 23, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: February 23, 2021	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: February 23, 2021	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary